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                                                                    EXHIBIT 10.1

                              FINE.COM CORPORATION

                           INCENTIVE STOCK OPTION PLAN



      SECTION 1. Purpose. The purpose of this Incentive Stock Option Plan (this "Plan") is to provide a means whereby fine.com Corporation (the "Company") or any parent or subsidiary of the Company, as defined in Subsection 5.9 (the "related Corporations"), may continue to attract, motivate and retain selected employees, officers and independent contractors who can materially contribute to the Company's growth and success, and to encourage stock ownership in the Company through granting incentive stock options and/or nonqualified stock options to purchase the Common Stock of the Company (as defined in Section 3), so that such key employees will more closely identify their interests with those of the Company and its shareholders.

      SECTION 2. Administration. This Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee to administer this Plan, by such committee. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator."

      If the Company registers any of its equity securities pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), then the following provisions shall apply to the administration of this Plan with respect to grants made to officers or other optionees affected by
Section 16(b) of the Exchange Act. The Plan Administrator shall be constituted at all times so as to meet the requirements of Section 16(b) of the Exchange Act, as amended from time to time. Currently, the Plan Administrator shall be the Board, of which all the Directors are disinterested, or may be a committee which consists solely of two or more disinterested directors of the Company. The members of any committee serving as Plan Administrator shall be appointed by the Board for such term as the Board may determine. The Board may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, may be filled by the Board. If at any time an insufficient number of disinterested directors is available to serve on such committee, interested directors may serve on the committee; however, during such time, no options shall be granted under this Plan to any person if the granting of such option would not meet the requirements of Section 16(b) of the Exchange Act.

      For purposes of this Section 2, a disinterested director is a member of the Board who meets the definition of "disinterested person" as set forth in the rules and regulations promulgated under Section 16(b) of the Exchange Act, as amended from time to time. Currently, a disinterested director for purposes of this Section 2 is a member of the Board who for one year prior to service as an administrator of this Plan has not been (and during service as a Plan Administrator will not be) granted or awarded equity securities, including options for equity securities, pursuant to this Plan or any other plan of the Company or its affiliates, except for certain exclusions described in Rule 16b-3.

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            2.1 Procedures. The Board may designate one of the members of the
Plan Administrator as chairperson. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

            2.2 Responsibilities. Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued under this Plan, or of any rule or regulation promulgated in connection with this Plan, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of Internal Revenue Code (the "Code") Section 422, the regulations thereunder, and any amendments thereto.

            2.3 Section 16(b) Compliance and Bifurcation of Plan. It is the intention of the Company that this Plan comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

      SECTION 3. Stock Subject to This Plan. The stock subject to this Plan shall be the Company's Common Stock (the "Common Stock"), presently authorized but unissued or now held or subsequently acquired by the Company as treasury shares. Subject to adjustment as provided in Section 7 of this Plan, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 2,000,000 shares as such Common Stock was constituted on the effective date of this Plan. If any option granted under this Plan expires or is surrendered, canceled, terminated or exchanged for another option, for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such surrendered, canceled or terminated options.

      SECTION 4. Eligibility. An incentive stock option may be granted only to an individual who, at the time the option is granted, is an employee of the Company and who the Board may


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from time to time select for participation in this Plan. Members of the Board shall not be eligible for grants of incentive stock options unless they are also employees of the Company. At the discretion of the Plan Administrator, employees and independent contractors of the Company (excluding nonemployee directors) may receive nonqualified stock options. Any party to whom an option is granted under this Plan shall be referred to in this Plan as an "Optionee."

      SECTION 5. Terms and Conditions of Options. Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

            5.1 Number of Shares. The maximum number of shares that may be purchased pursuant to the exercise of each option shall be as established by the Plan Administrator.

            5.2 Price of Shares. The price per share at which each option is exercisable (the "exercise price") shall be as established by the Plan Administrator, provided that the Plan Administrator shall act in good faith to establish the exercise price as follows:

                  5.2.1 Incentive Stock Options and Nonqualified Stock Options. With respect to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, and subject to Subsection 5.2.2 below, the exercise price shall be not less than the fair market value per share of the Common Stock at the time the option is granted. With respect to nonqualified stock options, the exercise price shall be the amount set by the Plan Administrator, provided that if the Company has registered any of its equity securities pursuant to
Section 12(b) or 12(g) of the Exchange Act, the exercise price shall not be less than 85 percent of the fair market value of a share of the Common Stock at the time the option is granted.

                  5.2.2 Incentive Stock Options to Greater than 10% Shareholders. With respect to incentive stock options granted to greater than 10% shareholders of the Company, the exercise price shall be as required by
Section 6.

                  5.2.3 Fair Market Value. The fair market value per share of the Common Stock for the purpose of determining the exercise price under this
Section 5.2 shall be determined by the Board in good faith at the time the option is granted.

            5.3 Term and Maturity. Subject to the restrictions contained in
Section 6 with respect to granting incentive stock options to greater than 10% shareholders of the Company, the term of each incentive stock option shall be 10 years from the date it is granted unless a shorter period of time is established by the Plan Administrator, but in no event shall the term of any incentive stock option exceed 10 years. The term of each nonqualified stock option shall also be 10 years from the date it is granted unless a shorter period of time is established by the Plan Administrator. To ensure that the Company or related corporation will achieve the purpose and


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receive the benefits contemplated in this Plan, any option granted to any
Optionee under this Plan shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted by the Plan Administrator, be exercisable according to the following schedule:

          Period of Optionee's
         Continuous Relationship
       With the Company or Related
        Corporation From the Date          Portion of Total Option
          the Option Is Granted             Which Is Exercisable
          ---------------------             --------------------
            after 1 year                                      5%
            after 2 years                                    15%
            after 3 years                                    30%
            after 4 years                                    50%
            after 5 years                                   100%

            5.4 Exercise. Subject to the vesting schedule described in subsection 5.3 above and to any additional holding period required by applicable law, each option may be exercised in whole or in part; provided, however, that only whole shares will be issued pursuant to the exercise of any option and that the exercise price shall not be less than the par value per share of the Common Stock at the time the option is exercised. During an Optionee's lifetime, any incentive stock options granted under this Plan are personal to him or her and are exercisable solely by such Optionee. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

            5.5 Payment of Exercise Price. Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Common Stock being purchased.

            The Plan Administrator can determine at the time the option is granted for incentive stock options, or at any time before exercise for nonqualified stock options, that additional forms of payment will be permitted, including installment payments on such terms and over such period as the Plan Administrator may determine in its discretion. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

            (a) delivery of shares of stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;


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            (b) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise; provided, that the Plan Administrator, in its sole discretion, may at any time determine that this Subparagraph (c), to the extent the instructions to the broker call for an immediate sale of the shares, shall not be applicable to any Optionee who is subject to Section 16(b) of the Exchange Act if such transaction would result in a violation of Section 16(b), or is not an employee at the time of exercise; or

            (c) delivery of a properly executed exercise notice together with instructions to the Company to withhold from the shares that would otherwise be issued upon exercise that number of shares having a fair market value equal to the option exercise price.

            5.6 Shareholders' Agreement. The Optionee shall agree to enter into and be bound by the agreement which is in effect at the time an option is exercised by the Optionee between the Company and its shareholders relating to the repurchase by the Company of its outstanding Common Stock.

            5.7 Withholding Tax Requirement. The Company or any related corporation shall have the right to retain and withhold from any payment of cash or Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu of such withholding or reimbursement, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes or to retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld. If required by Section 16(b) of the Exchange Act, the election to pay withholding taxes by delivery of shares held by any person who at the time of exercise is subject to Section 16(b) of the Exchange Act, shall be made during the quarterly 10-day window period required under Section 16(b) of the Exchange Act for exercises of stock appreciation rights.


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            5.8 Nontransferability of Option. Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred by this Plan, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred by this Plan shall be null and void. Notwithstanding the foregoing, an Optionee may during the Optionee's lifetime, designate a person who may exercise the option after the Optionee's death by giving written notice of such designation to the Plan Administrator. Such designation may be changed from time to time by the Optionee by giving written notice to the Plan Administrator revoking any earlier designation and making a new designation.

            5.9 Termination of Relationship. If the Optionee's relationship with the Company or any related corporation ceases for any reason other than termination for cause, death or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a sixty
(60) day period after such cessation, that portion of the Optionee's option which is exercisable at the time of such cessation. The Optionee's option, however, shall terminate at the end of the sixty (60) day period following such cessation as to all Shares for which it has not been exercised, unless such provision is waived in the agreement evidencing the option or by resolution adopted by the Plan Administrator. If, in the case of an incentive stock option, an Optionee's relationship with the Company or related corporation changes (i.e., from employee to nonemployee, such as a consultant), such change shall constitute a termination of an Optionee's employment with the Company or related corporation and the Optionee's incentive stock option shall terminate in accordance with this subsection. Upon the expiration of the sixty (60) day period following cessation of employment, the Plan Administrator shall have sole discretion in a particular circumstance to extend the exercise period following such cessation beyond that specified above. If, however, in the case of an incentive stock option, the Optionee does not exercise the Optionee's option within three months after cessation of employment, the option will no longer qualify as an incentive stock option under the Code. Upon an Optionee's termination of employment for cause, all of the optionee's outstanding (i.e., unexercised) options issued under this Plan shall immediately expire and no longer be available for exercise.

            If an Optionee's relationship with the Company or any related corporation ceases because of a total disability, the Optionee's option shall not terminate or, in the case of an incentive stock option, cease to be treated as an incentive stock option until the end of the 12-month period following such cessation (unless by its terms it sooner terminates and expires). As used in this Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after


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the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

            For purposes of this subsection 5.9, a transfer of relationship between or among the Company and/or any related corporation shall not be deemed to constitute a cessation of relationship with the Company or any of its related corporations. For purposes of this subsection 5.9, with respect to incentive stock options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

            As used in this Plan, the term "related corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) which, at the time of the granting of the option, is in an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            5.10 Death of Optionee. If an Optionee dies while he or she has a relationship with the Company or any related corporation or dies within the 60-day period (or 12-month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

            5.11 Status of Shareholder. Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

            5.12 Continuation of Employment. Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any related corporation to terminate his or her employment or other relationship with the Company at any time.

            5.13 Modification and Amendment of Option. Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within


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the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options granted under this Plan shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

            5.14 Limitation on Value for Incentive Stock Options. As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, those options (or the portion of an option) beyond the $100,000 threshold shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service publicly rules, issues a private ruling to the Company, any Optionee, or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit.

      SECTION 6. Greater Than 10% Shareholders.

            6.1 Exercise Price and Term of Incentive Stock Options. If incentive stock options are granted under this Plan to employees who own more than 10% of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Common Stock at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document.

            6.2 Attribution Rule. For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

      SECTION 7. Adjustments Upon Changes in Capitalization. The aggregate number and


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class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

            7.1 Effect of Liquidation, Reorganization or Change in Control.

                  7.1.1 Cash, Stock or Other Property for Stock. Except as provided in subsection 7.1.2, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted under this Plan shall terminate. Notwithstanding the foregoing, the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such option in whole or in part, to the extent the vesting requirements set forth in this Plan have been satisfied, unless stated otherwise in the optionee's individual option agreement.

                  7.1.2 Conversion of Options on Stock for Stock Exchange. If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted under this Plan shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted under this Plan shall not be converted into options to purchase shares of Exchange Stock, but instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted under this Plan in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless accelerated by the Board, the vesting schedule set forth in the option agreement shall continue to apply for the Exchange Stock.

                  7.1.3 Change in Control. In the event of a "Change in Control", as defined in Section 7.1.4 below, of the Company after the Company has registered any of its equity securities pursuant to Section 12(b) or 12(g) of the Exchange Act, unless otherwise determined by the Board prior to the occurrence of such Change in Control, any options or portions of such options outstanding as of the date such Change in Control is determined to have occurred that are


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not yet fully vested on such date shall become immediately exercisable in full.

                  7.1.4 Definition of "Change in Control." For purposes of this Plan, a "Change in Control" shall mean (a) the first approval by the Board or by the stockholders of the Company of an Extraordinary Event, (b) a Purchase, or
(c) a Board Change.
      For purposes of the Plan, an "Extraordinary Event" shall mean any of the following actions:

            (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

            (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or

            (iii) the adoption of any plan or proposal for liquidation or dissolution of the Company.

      For purposes of the Plan, a "Purchase" shall mean the acquisition by any person (as such term is defined in Section 13(d) of the Exchange Act) of any shares of Common Stock or securities convertible into Common Stock) without the prior approval of a majority of the Continuing Directors (as defined below) of the Company, if after making such acquisition such person is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (calculated as provided in paragraph (d) of such Rule 13d-3).

      For purposes of the Plan, a "Board Change" shall have occurred if individuals who constitute the Board of the Company at the time of adoption of this Plan (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the date of adoption of this Plan whose nomination for election was approved by a vote of at least a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director.

            7.2 Fractional Shares. In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.


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            7.3 Determination of Board to Be Final. All Section 7 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent of such adjustments, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause his or her incentive stock option issued under this Plan to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

      SECTION 8. Securities Regulation. Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant to the exercise of such option shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares under this Plan. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares under this Plan or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

      As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

      Should any of the Company's capital stock of the same class as the stock subject to options granted under this Plan be listed on a national securities exchange, all stock issued under this Plan if not previously listed on such exchange shall be authorized by that exchange for listing on such exchange prior to the issuance of such stock.

      SECTION 9.  Amendment and Termination.

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

            9.1 Board Action. The Board may at any time suspend, amend or terminate this Plan, provided that except as set forth in Section 7, the approval of the Company's shareholders is necessary within 12 months before or after the adoption by the Board of any amendment which will:

                  (a) increase the number of shares which are to be reserved for the issuance of options under this Plan;

                  (b) permit the granting of stock options to a class of persons other than those presently permitted to receive stock options under this Plan; or

                  (c) require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.

      Any amendment made to this Plan which would constitute a "modification" to incentive stock options outstanding on the date of such amendment, shall not be applicable to such outstanding incentive stock options, but shall have prospective effect only, unless the Optionee agrees otherwise.

            9.2 Automatic Termination. Unless sooner terminated by the Board, this Plan shall terminate ten years from the earlier of (a) the date on which this Plan is adopted by the Board or (b) the date on which this Plan is approved by the shareholders of the Company. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option previously granted under this Plan.

      SECTION 10. Effectiveness of This Plan. This Plan shall become effective upon adoption by the Board so long as it is approved by the Company's shareholders any time within 12 months before or after the adoption of this Plan.


Adopted by the Board of Directors and approved by the shareholders on February 4, 1996.


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